SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        Date of Report: August 1, 2001


                              GOURMET STATION, INC.
            (Exact Name of Registrant as Specified in its Charter)

                                    COLORADO
                (State or Other Jurisdiction of Incorporation)


              000-30433                                 05-0508621
        (Commission File Number)         (I.R.S. Employer Identification Number)


       1062 Euclid Avenue, NE
          Atlanta, Georgia                                30307
(Address of Principal Executive Offices)                (Zip Code)


                                (404) 529-9830
              (Registrant's Telephone Number, Including Area Code)

            ------------------------------------------------------
                           FORWARD LOOKING STATEMENTS
            ------------------------------------------------------

THIS FORM 8-K AND OTHER STATEMENTS ISSUED OR MADE FROM TIME TO TIME BY
GOURMET STATION, INC. (HEREINAFTER REFERRED TO AS ("GOURMET" AND/OR
"COMPANY" AND/OR "REGISTRANT") OR ITS REPRESENTATIVES CONTAIN STATEMENTS WHICH MAY CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, ASAMENDED BY THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

FIFTEEN U.S.C.A. SECTIONS 77Z-2 AND 78U-5 (SUPP. 1996). THOSE STATEMENTS INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF GOURMET AND MEMBERS OF ITS MANAGEMENT TEAM AS WELL AS THE ASSUMPTIONS ON WHICH SUCH STATEMENTS ARE BASED.

PROSPECTIVE INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS CURRENTLY KNOWN TO MANAGEMENT THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN FORWARD-LOOKING STATEMENTS ARE SET FORTH IN THE SAFE HARBOR COMPLIANCE STATEMENT FOR FORWARD-LOOKING STATEMENTS INCLUDED AS EXHIBIT 99.1 TO THIS FORM 8-K, AND ARE HEREBY INCORPORATED HEREIN BY REFERENCE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE FORWARD-LOOKING STATEMENTS TO REFLECT CHANGED ASSUMPTIONS, THE OCCURRENCE OF UNANTICIPATED EVENTS OR CHANGES TO FUTURE OPERATING RESULTS OVER TIME.

                       INFORMATION INCLUDED IN THIS REPORT


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

BACKGROUND INFORMATION

A Plan and Agreement of Merger (the "Agreement") was executed on March 29,
2001 by and among Providence Capital V, Inc. ("Providence" or "Registrant") and GS Operations Corp., Inc. ("GOURMET"). Although Providence was the surviving corporation pursuant to the Agreement, its name has been changed to "Gourmet Station, Inc.", all of its past officers and directors have resigned, newly nominated officers and directors have now been elected and a change in control has occurred. The new principal executive office of the Registrant is at 1062 Euclid Avenue, NE, Atlanta, Georgia 30307 and the new phone number is
(404) 529-9830.

The Board of Directors of Providence and the Board of Directors of GOURMET deemed it desirable and in the best interests of their respective corporations, for GOURMET to merge into Providence in exchange for 3,250,000 shares of the common stock of Providence and have approved such merger (the "Merger") pursuant to the Agreement. The Agreement has been duly approved by the Board of Directors and shareholders of Providence and by the Board of Directors and shareholders of GOURMET.

APPROVAL OF PLAN AND AGREEMENT OF MERGER, REVERSE STOCK SPLIT AND
ELECTION OF NOMINEE DIRECTORS

The shareholders of Providence unanimously approved the Merger at a Special Meeting taking place on July 23, 2001 (the "Special Meeting"). The following actions were approved and constituted a Closing of the Merger pursuant to the
Agreement:

1. GOURMET was merged into Providence in exchange for 3,250,000 shares of the Common Stock of Providence, $.001 par value ("Common Stock");

2. Providence changed its name to "GOURMET STATION, INC.";

3. A 1-for-2 (1:2) reverse stock split in the outstanding shares of Providence Common Stock ("stock split"), was effectuated immediately precedent to the issuance of 3,250,000 shares of Common Stock to GOURMET shareholders. The stock split was part of the Agreement and effected the Merger between Providence and GOURMET; and

4. Pursuant to the Agreement and Closing of the Merger, the nominee directors were elected for a term of office that commenced on the Effective Date of the Merger. The newly elected directors were chosen to fill vacancies on the Board and shall hold office until the next election for which directors are chosen, and until their successors are duly approved by the directors and elected by the shareholders.

The Merger is intended to qualify as an I.R.C. 368(a) tax-free reorganization. No federal or state regulatory approvals were obtained in connection with the Merger.

EFFECT OF MERGER AMENDMENT TO ARTICLES OF INCORPORATION

In all other respects, the identity, existence, purposes, powers, objects, franchises, rights, and immunities of Providence shall continue unaffected and unimpaired by the Merger. The laws of Colorado shall continue to govern GOURMET. The articles of incorporation of Providence continue to be the articles of incorporation of GOURMET until further amended in the manner provided by law and in such articles of incorporation (the "Articles"). Also, the bylaws of Providence shall continue to be the bylaws of GOURMET (the "Bylaws") until altered, amended, or repealed, or until new bylaws shall be adopted in accordance with the provisions of law, the Articles, and the Bylaws.

Action has been taken by Providence with respect to the Merger pursuant to which the name has been changed from "Providence Capital V, Inc." to "Gourmet Station, Inc.". Approval of the amendment has not resulted in any other material Amendment or change to the Articles.


                             OFFICERS AND DIRECTORS

The following table sets forth the ages of and positions and offices in GOURMET held by each newly elected director of the Registrant. For information about ownership of GOURMET'S securities by each newly elected director, see "BENEFICIAL OWNERSHIP OF GOURMET SECURITIES." set forth below.


                                   Date First
                                   Became            Positions and Offices
Name                    Age        Director          With the Company
--------------------    ------     ------            ---------------


Donna Lynes-Miller      51         July 23, 2001     Chairman, CEO and President

Jeffrey J. Miller       37         July 23, 2001     Director, Vice President

Albert Caproni, III     48         July 23, 2001     Director, Secretary and
                                                     Treasurer
------------------------------------------------------------------------------
Please see personal biographies below

Personal Biographies and Summary of Experience of Officers, Directors and
Advisors
------------------------------------------------------------------------------
DONNA LYNES-MILLER currently serves as Chairman of the Registrant. Lynes-Miller's strong background in strategic supply chain management for
The foodservice industry laid the foundation for a new foodservice model,
the virtual restaurant.   The consumer-direct, virtual restaurant model
addresses consumer demand for quality meals and convenient delivery service, as well as industry issues such as labor shortages, food safety, diminishing return-on-investment on the traditional bricks & mortar model, and real estate availability.

Prior to forming Gourmet Station LLC, she held the position of Sr. Vice President at A.F.C. Enterprises, a multi-brand foodservice organization with $3 billion in annual system sales, where she served in many capacities. From 1992 through 1995 Lynes-Miller was founder and President of POPCA and COPA, the national purchasing cooperatives for Popeyes and
Churchs.   From 1995 through 1998 she served as Sr. Vice President of
Product Management for Popeyes where research & development, quality assurance, and cooperative purchasing were organizationally linked in a process team environment to rapidly bring new products to market. From 1998 until June 1999 she reported to both the President and the C.E.O. of A.F.C. Enterprises on strategic projects including the development of A.F.C.'s five-year strategic vision and operating plan. Prior to joining A.F.C. in 1992, Lynes-Miller lead the Arby's purchasing cooperative, A.R.C.O.P., for thirteen years, where she served as President for eight years.

She served as Chairperson of the National Restaurant Association's Foodservice Purchasing Executive Group from 1987 through 1989 where she was Instrumental in developing the C.F.P.M., Certified Foodservice Purchasing Managers, program for foodservice purchasing executives. She earned her C.F.P.M. in 1989 and her C.P.M. certification in 1985 through the National Association of Purchasing Managers. In 1992 she completed a two-year term on the Board of Directors for CAPS, the Center for Advanced Purchasing Studies, an academic affiliate of the National Association of Purchasing Managers. In 1995 she served a one-year term on the board of directors for the National Cooperative Business Association. Lynes-Miller is a member of the Women's Foodservice Forum, and attended Middle Tennessee State University in Murfreesboro, Tennessee.

JEFFREY J. MILLER currently serves as Marketing and Management Consultant
to the Registrant.   His strong background in turnaround and start up
enterprises, marketing, management, and business strategy development round out the core competencies of the management team. Experienced in product management, brand management, e-commerce strategy, and operations, he provides in-house consulting support and special project work.

Mr. Miller is the Vice President of Marketing and an investor partner in AMREP, Inc. where has been employed since 1990. A specialty chemical manufacturer to the Industrial and Institutional, Automotive, and Consumer marketplaces, AMREP is one of largest privately held companies in the industry supplying most of the top distribution and retailing organizations.

He is a member of the American Marketing Association and International Sanitary Supply Association and is also a contributing author/creator of several trademarks and patents. He holds both a Bachelor of Business Administration and a Master of Science in Marketing from Georgia State University.

BLUE MARBLE MEDIA currently serves as Creative Partner for the Registrant. Blue Marble Media is an Atlanta based full-service agency specializing in branding, image development, broadcast, video, interactive and web design. Ben and Cara Barineau founded the company in 1995 and serve as creative directors and corporate officers.

In just its first five years of existence the Blue Marble Media team has been honored with more than 35 top awards from prestigious competitions such as: the New York International Film and Television Festival, the U.S. International Film and Video Awards, the Telly Awards, the CINDY Awards, ShowSouth, and the Atlanta Addy Awards, just to name a few.

Blue Marble Media's list of distinguished clients include AFC Enterprises (Popeyes, Churchs, Cinnabon & Seattle Coffee Company), AFA (Arby's), The Athletes Foot, BellSouth, CheckFree Corp., Coca-Cola Enterprises, The Federal Home Loan Bank of Atlanta, Fortis Family, the Hines Development Corporation, The Home Depot, McKinsey & Company, Milliken & Co., Printpack, Inc., Scientific-Atlanta, Inc., Siemens Corporation and World SPAN.

ALBERT CAPRONI, III as a member of Cohen & Caproni LLC, serves as the Registrant's General Counsel. Mr. Caproni earned his law degree from the University of Georgia in 1978 and an LL.M in tax law from New York University in 1984. Mr. Caproni is also a C.P.A., having worked in the tax department of Touch Ross & Co.'s Atlanta office for more than two years before joining a financial planning firm and enrolling at NYU. Prior to forming Cohen & Caproni, LLC, Mr. Caproni practiced for 13 years and was a partner at Merritt & Tenney, LLP, a mid-sized Atlanta law firm, where his practice focused on business, tax and estate planning law.

WILLIAM EDWARD BYRD currently serves as Chief Information Technology Consultant for the Registrant. Byrd brings the benefits of a life-long
career In technology with Digital Equipment Corporation and Compaq.   He has
managed IT projects for major commercial, state and federal customers in the Southeast. His background includes software analysis and design, applications and systems programming, service and project management. Byrd is also an experienced web master having designed and implemented web sites for both commercial and civic purposes.

Byrd is a five-time winner of the Excellence Award program from Digital as well as winning the District Challenge for two out of three years that the award was given. In 1999 Byrd was awarded the Joel Award by the Inman Park Neighborhood Association for outstanding community service. He holds a Bachelor of Science degree in Industrial and Systems Engineering from Georgia Institute of Technology.

                 SHARES OF COMMON STOCK BENEFICIALLY OWNED

The following table sets forth certain information regarding beneficial ownership of the Registrant's common stock as of July 23, 2001 by (i) each person known by the Registrant to own beneficially more than 5% of the outstanding common stock, (ii) each director, and (iii) all executive officers and directors as a group. Each person has sole voting and sole investment or dispositive power with respect to the shares shown except as noted.

SHARES OF COMMON STOCK BENEFICIALLY OWNED

---------------------------------------------------------------------
                                        COMMON STOCK
---------------------------------------------------------------------

Name and Address                   Number of           Percent of
                                   Shares Owned        Class Owned
                                   Beneficially

Donna Lynes-Miller (1)             1,922,863           48.07%
1062 Euclid Avenue
Atlanta, Georgia 30307

Jeffrey J. Miller  (1)               469,008           11.73%
1062 Euclid Avenue
Atlanta, Georgia 30307

Cohen & Caproni, LLC                 234,520            5.86%
750 Hammond Drive
Building 7, Suite 200
Atlanta, Georgia 30328
Albert Caproni, III (1)(2)                 0               0

Michael Conrad Family, L.P.
10 Rose Gate Drive
Atlanta, GA. 30342                   234,520            5.86%

William E. Byrd                      114,433            2.86%
1042 Washita Ave., NE
Atlanta, GA. 30307

Blue Marble Media, Inc.
2200 Century Parkway
Suite 500
Atlanta, GA. 30345                   274,658            6.87%

All directors and
executive officers
as a group (3 persons)             2,626,391           65.66%

--------------------------------------------------------------------
                                            PREFERRED STOCK
--------------------------------------------------------------------

* No shares of preferred stock are issued or outstanding.


(1) The individuals listed are the sole Executive Officers and/or Directors of the Company.

(2) Mr. Caproni owns no stock in his own name. However, Mr. Caproni, is a member of Cohen & Caproni, LLC and, as such, exercises control over the shares held by Cohen & Caproni, LLC.

(3) Mrs. Cara Barineau and Mr. Ben Barineau owns no stock in their own name. However, both are a principal of Blue Marble Media, Inc. and, as such, exercises control over the shares held by Blue Marble Media, Inc.
-------------------------------------------------------

DIVIDENDS

The Registrant has never paid dividends with respect to its Common Stock and currently does not have any plans to pay cash dividends in the future.
There are no contractual restrictions on the Registrant's present or future ability to pay dividends. Future dividend policy is subject to the discretion of the Board of Directors and is dependent upon a number of factors, including future earnings, capital requirements and the financial condition of the Company. The Colorado Business Corporation Act ("CBCA") provides that a corporation may not pay dividends if the payment would reduce the remaining net assets of the corporation below the corporation's stated capital plus amounts constituting a liquidation preference to other security holders.


                            EXECUTIVE COMPENSATION

The Registrant's current directors presently serve without compensation, but are entitled to reimbursement for reasonable and necessary expenses incurred on behalf of the Registrant.

The Registrant's current executive officers did not receive any compensation or other remuneration in their capacity as such during the year ended December 31, 2000 or to date in 2001. There were no stock options granted, exercised or held by any executive officer during the current fiscal year.

Although there is no current plan in existence, it is possible that the Registrant will adopt a plan to pay or accrue compensation to its officers and directors for services related to the GOURMET business. See "Certain Relationships and Related Transactions." The Registrant has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

Notwithstanding the foregoing, Mark T. Thatcher has agreed to be retained by the Registrant as a general business consultant for a period of twelve (12) months following Mr. Thatcher's resignation as an officer and director at the Effective Date of this transaction. The services to be provided thereunder include, but are not limited to, drafting, preparing and converting to Edgar format and filing certain reports required to be filed by the Registrant.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

In connection with the change in control as defined at Item 1 above, Providence has issued, or made available for future issuance, three million two hundred fifty thousand (3,250,000) shares of its Common Stock to shareholders of GOURMET. Also, a 1-for-2 (1:2) reverse stock split in the outstanding shares of Providence Common Stock was effectuated immediately precedent to the issuance of the 3,250,000 shares of Providence Common Stock to GOURMET shareholders. The stock split was part of the Agreement and effected the Merger between Providence and GOURMET.

CONVERSION OF GOURMET'S STOCK AND OTHER SECURITIES

GOURMET shareholders surrendered one hundred percent (100%) of their issued and outstanding common and preferred shares, options and warrants to Providence on the Effective Date of the Merger. Providence then issued and delivered to GOURMET shareholders, on a share-for-share basis, the newly issued shares of Providence Common Stock as more fully defined above.

Fractional Interests

No fractional shares of preferred or common stock of Providence or certificate or scrip representing the same were issued. In lieu thereof each holder of GOURMET shares having a fractional interest arising upon such conversion were rounded up into one full additional share of common stock of Providence.

Status of Common Stock

All shares of common stock of Providence into which GOURMET shares were converted as herein provided were fully paid and non-assessable and were issued in full satisfaction of all rights pertaining to such Providence Common Stock.

INVESTMENT REPRESENTATION LETTER

Each of the GOURMET shareholders has executed and delivered to the Registrant an investment representation letter statement in such form as may be reasonably requested by counsel to the Registrant.


ITEMS 3 THROUGH 4, 6 AND 8 THROUGH 9 NOT APPLICABLE.

ITEM 5. OTHER EVENTS.

                          GOURMET CORPORATION-

                        DESCRIPTION OF THE BUSINESS

Gourmet was originally established as a Georgia limited liability company named The Gourmet Station, LLC on June 29, 1999 (the "LLC"). GS Operations
Corp. was incorporated as a Georgia corporation on January 5, 2001.   The
members  of  the  LLC transferred their interest to GOURMET in exchange for
stock in GOURMET.   As a result, the LLC is a wholly-owned subsidiary of
GOURMET.  Hereinafter, unless otherwise specified, the LLC and GOURMET are
collectively referred  to  as  "GourmetStation."   Hereinafter, the merged
entities (Providence and GOURMET) are collectively referred to as the "Registrant."

GourmetStation is in the business of providing complete gourmet dinners ordered via the Internet or telephone and delivered via UPS next-day or via courier same-day to upscale consumers. GourmetStation's core product is exceptional, chef-crafted cuisine from four international menus referred to as "lines." Line selection was based upon U.S. consumer's preference for ethnic cuisine from McKinsey & Company research. GourmetStation achieves efficiencies through outsourcing production of all food products to specialty foodservice manufacturers. High quality, gourmet frozen food is received in institutional packaging and repacked in upscale consumer packaging in a USDA inspected facility. GourmetStation's repack processes create efficiencies, such as reduced waste, that are greater than achieved in a production environment, such as a restaurant.

A Gourmet Feast-for-Two includes artisan bread for two, two soups, two entrees, two accompaniments (side dishes), dessert for two, fresh ground specialty coffee and after dinner candy, floating candle, matches, linen-like napkins and disposable temperature probes to insure proper heating.

The term "gourmet" or "chef crafted" refers to food products that are unique and too difficult for the average consumer to prepare at home. An
example is salmon en croute from the Parisian Line.   This product is a
delicate puff pastry with a distinctive fish ensigna topper surrounded by
Norwegian salmon and delicate herb cheese.   The en croute is served with
Lemon herb sauce, a white cream sauce with chives, tarragon and lemon juice. Another example of a difficult to prepare at home item is the Santa Fe Smoked Stuffed Pork Chop from the Baja Line. The center cut, two-inch thick chop is naturally smoked with real fruitwoods and is stuffed with pork sausage, New Mexican green chiles, and apples. It is served with roasted pepper sauce.

THE SERVICES:  Next-Day Delivery and Same-Day Delivery

Next-Day: UPS conveniently delivers GourmetStation high quality products via ground and air services. UPS enables delivery to every ZIP code in the continental U.S. Through June 18, 2001 UPS has achieved 98.8% service reliability. Next-day delivery is used by consumers to fulfill a) gift needs and b) special occasion in-home dining needs.

Same-Day: In June 2001 GourmetStation tested and launched same-day service to over 150 Atlanta ZIPS using local couriers. Same-day delivery is used by consumers to fulfill the spontaneous purchase of gifts and in-home dining.

Six convenience factors resulting from the product and the service are as follows:

o Ordering and paying for product via secure web site 24X7
o Ordering via telephone for those consumers who are not web savvy
o Receiving next-day delivery to all ZIPS in continental US
o Receiving same-day delivery to over 150 Atlanta ZIPS
o Heating and serving a four-course gourmet dinner in about 30 minutes
o Reusing tastefully decorated packaging

PRODUCT USES

During concept development it was projected that the product would have uses as follows: 1) Gifts (business & personal) and 2) Self-consumption.

Consumer research conducted in 1999 indicated that Gourmet purchases skewed 58% for self-consumption and 42% for gifts. Results of an operations test through Quarter 2, 2001 validated the gift opportunity as 79.2% of transactions were for business and personal gifts. This high gift percentage creates the following efficiencies a) customer acquisition cost lowered as both gift buyer and gift recipient represent potential for repeat sales b) greater price elasticity with gifts VS self consumption c) unredeemed gift certificates widen margin d) gift purchases organically spawn the self-consumption (home meal replacement) market.

MARKET TRENDS, OVERVIEW & SEGMENTATION

Shift From Base Ingredient Cooking to Prepared Foods

The chart below shows a shift in sales from the grocery industry to the Foodservice industry over the past three decades. This dynamic movement away from base ingredient cooking (grocery sales) continues to be propelled by time-starved consumers seeking value-added, convenience oriented meal solutions. The trend is expected to continue at an accelerated rate. Gourmet intends to leverage this trend by providing deep chilled, four course dinners of exceptional quality with the ultimate convenience of delivery to office or residence. (Deep chilled refers to non-frozen dinners ready to consume with about 30 minutes heating time.)

Convenient Meal Solutions (aka Home Meal Replacement)

The foodservice industry trend labeled convenient meal solutions has been an emerging topic over the last several years and presents a channel of revenue for those concepts in tune with time-starved consumers. The channel provides meal solutions that require minimum, if any, preparation for consumption in home. The potential in this market is also reinforced by the consumers' behavior and preference for take-out purchases (off-premises) versus dine-in (on-premises) purchases, and the fact that off-premises meal consumption continues to drive foodservice sales.
Solomon Smith Barney views this category as the largest opportunity since the advent of casual dining in the 1980's and fast food in the 1970's with a market growth of between 12% and 13% and a resulting market of $150 billion by 2005.

MARKET OVERVIEW

Consumer demand for high quality food (whether used for gifts or self consumption), convenience, and reduced stress, all characterize the
market.   The timing is appropriate for Gourmet to combine its concept attributes with consumer demands, and participate in foodservice industry's third of a trillion dollar market. Timing is appropriate to leverage advanced foodservice manufacturing technologies, with Internet technologies, with the delivery infrastructure of U.P.S and local couriers.

MARKET SEGMENTATION

For online consumer purchases, GourmetStation's product falls into the "specialty foods category". Forrester Research reports that this category is expected to explode to $6.3 billion in sales by 2003. GourmetStation is an appropriate choice for a gourmet gift, or for special occasion in-home dining celebrating events such as birthdays, anniversaries, or simply Friday nights at home. Therefore, the uses of the concept are occasion driven, and are defined either for a) business to business (business gift giving or employee perk) and  b) business to consumer (personal gift or personal use).

The market for business gift or employee perk use is also occasion driven. GourmetStation's target market includes Fortune 1000 businesses and smaller businesses as well. Occasion examples for client gifts include closing a deal (real estate agent home closing), thank you, holiday, and taking a client to dinner when the sales person "cannot be there". Occasion examples for employee perks include recruiting, job well done, new baby, and holiday. In June 2001 GourmetStation became a Sparkfly vendor. Sparkfly is a Fortune 500 corporate Intranet solution providing life simplification tools to companies such as Coca Cola Enterprises, Delta Technology, Deloitte Atlanta, The Weather Channel, and Cox Communications. Sparkfly received it's seed funding personally from Mr. Charles Schwab. Reaching over 250,000 corporate employees with 50,000 in the Atlanta area, Sparkfly is assisting GourmetStation in reaching target corporations and their employees.

The market for personal use is lifestyle and income driven. Lifestyle and Settlement type consumers (I.E. urban dwellers, suburban dwellers) were evaluated by using TargetPro Mosaic Clusters software. Two of the major group clusters were selected to define GourmetStation's target households
from a lifestyle perspective.   This research approach also provided a
quantifiable resource for sizing the market, and an exceptional tool for target marketing and establishing the most effective media mix. These groups represent 22.2% or 22.7 million of the U.S. households with 1.2mm targeted households located in the UPS next-day ground delivery zone originating in Atlanta, the brand's launch location. These target households possess the income levels and lifestyle propensity that support the concept, including personal computer and Internet use. These target households can be measured and defined by market and further delineated by ZIP code.

TARGET MARKET SEGMENT STRATEGY

The target segments fall into two categories, a) Business to Business (business gift giving and employee perk) and b) Business to Consumer (personal gift giving and self-consumption)

B2B: The B2B portion of this model is expected to be more lucrative than the B2C portion. Bulk sales to large corporations may improve cash flow. We also expect more price elasticity in this portion of the model. Anticipated high frequency and check average create a channel with
attractive potential.   GourmetStation is positioned to provide an upscale
shopping environment for the business gift giver with the ability to customize menus and packaging.

B2C: GourmetStation has chosen to focus on the consumer that possesses a discretionary income and a lifestyle compatible with the brand image. Less price sensitivity exists with this consumer while the value provided is recognized and appreciated. GourmetStation's value equation includes high quality food, ample quantity, delivery convenience, stress reduction, an exceptional overall experience for a reasonable price.

Selected target households are not as vulnerable to shifts in the economy
as households with fewer resources.   GourmetStation is focused on the
audience it intends to serve. The targeted nature of this market lends itself to development of highly efficient marketing programs.

PRICING STRATEGY AND VALUE PROPOSITION

Product Price: A retail price of $60.00 plus shipping is in effect as of June 18, 2001.

Ground Shipping: UPS next day ground service to GA, AL and select southeastern locations is $5.00. Same-day courier shipping to select Atlanta ZIPS begins at $8.00.

Air Shipping: As of Quarter 2, 2001, 21.5% of deliveries were via UPS next day air. Air shipment expenses range from $20.00 to $44.00 for West Coast deliveries. The higher cost of next-day air shipping supports GourmetStation's strategy to open multiple fulfillment centers aligned with UPS hubs in an effort to bring low cost ground shipping to as many consumers as possible.

Internet and catalogue shipping charges for food range between 11.5% to 53.0% of product price. These ranges were derived from a July 2001 audit of Greatfood.com, the gourmet division of 1800flowers.com. GourmetStation's total price of $65.00 for ground deliveries (excluding Georgia sales tax) represents shipping of 8.3% of product price. We believe both product price and ground shipping represent an exceptional value. Most consumers recognize the value associated with the elimination of server tip, baby sitter, drive time, gas, and wait related with most upscale restaurant experiences.

Jupiter Communications reports that price is an important consideration in on-line shopping - "Although price is very important today, we expect that to change as Web merchants start to build loyalty among users. We may see comparison shopping on the Internet wane over the next few years." Jupiter also reports that the mean annual income of on-line households is $61,000; nearly double the $35,000 average of those not on-line.

Forrester Research reports that the full-service on-line shopper is more Likely to be a working mother or housewife who is willing to spend the additional $10 to $30 per month for on-line shopping in exchange for extra free time. This is important to GourmetStation as almost 70% of customers are female.

Competitive Comparison

At this stage of e-commerce evolution, there is not, to our knowledge, a Competitor that mirrors the GourmetStation business model or consumer
proposition.   Internet merchants offer non-perishable groceries, raw
products requiring cooking, prepared food components, and beverages on
their virtual stores.   Others offer gift baskets and specialty items
targeted as corporate gifts.

An August 2000 audit of all matches for "gourmet food" under Yahoo
Search engine yielded ninety-two merchants with the
following product  mix:   68%  gift baskets,  21%  meats  and  cheese,  4%
miscellaneous  (caviar),  5% entrees only,  2%  cookies.

A July 2001 audit of all merchants purchasing advertising on Yahoo Shopping Mall under Gourmet & Kitchen category yielded twenty-three merchants with the following product mix: 33% kitchen wares, 27% gifts, 9% meat, 9% candy, 9% flowers, 5% candy, 4% non perishable groceries, 4% gift certificates.
Of the twenty-three merchants, 8.7%, sold preconfigured dinner kits. These merchants were Hickory Farms selling 2 family-style dinners for 4 to 6. Additionally Greatfood.com, the gourmet division of 1800flowers.com, provides preconfigured dinners.

A July 2001 audit of all merchants purchasing advertising on AOL Shopping under two categories, Food, Wine & Grocery, and Gourmet Gifts & Entertaining yielded eighteen merchants with the following product mix: 22% food & fruit, 18% meat, 17% wine & beverage, 17% kitchen wares, 11% entrees, 5% gifts, 5% candy, 5% non perishable groceries. Of the eighteen merchants, 17% sold preconfigured dinner kits. These merchants were Hickory Farms, Delightful Deliveries, and Greatfood.com. The Hickory Farms offering is described above.

Delightful Deliveries offers 8 dinner kits feeding two to four of the surf & turf variety with a delivered price range per person of $52.49 to $79.98. Compared to GourmetStation's Southeastern price per person of $32.50, the percentage variance between Delightful Deliveries and GourmetStation ranges from 38% to 59%.

Greatfood.com, the gourmet division of 1800flowers.com, offers seven preconfigured dinners filling a total of thirteen selling slots of a possible three hundred & twelve slots, or 4.2% of web site real estate. These dinner kits range in price per person from $39.25 to $78.49. Compared to GourmetStation's Southeastern price per person of $32.50, the percentage variance between Greatfood.com and GourmetStation ranges from 17% to 58%.

No competitors offer choices within preconfigured dinner kits, elegant packaging, and accessories like GourmetStation. Note-Delightful Deliveries and Greatfood.com do not quote region specific shipping charges. Shipping charges for both companies are quoted on an average basis to any U.S. destination from one central fulfillment center. Per person prices in the analysis above for Delightful Deliveries and Greatfood.com include these average shipping charges. Per person prices for GourmetStation include Southeastern shipping charges with the Southeast being GoumretStation's Target market for fulfillment center #1.

Other non-Internet home meal replacement concepts local restaurant pick-up or delivery, and Take-Out Taxi, which delivers ready-to-eat meals from local restaurants. Hybrid markets with limited distribution include Eatzie's and Atlanta's Harry's In A Hurry, where consumer's purchase fully cooked or raw products requiring preparation.

The positioning of GourmetStation enables the concept to be viewed in a context greater that its basic functionality giving it a distinct advantage over the competition. The benefits that support this premises are the broad range of menu items, four ethnic menu lines, complete meal configuration, added touches such as disposable thermometers, floating
candle & matches, and unique reusable packaging.   Allowing the consumer to
add the finishing touches in about thirty minutes, and "take the bows" are all part of a highly social unique experience.

An additional advantage of GourmetStation over other concepts is exceptional quality. This advantage is gained by purchasing food from high quality, outsourced foodservice manufacturers that has been engineered to achieve peak quality after it is distributed, heated, and served at a remote location. This unique operating system provides an advantage over Take Out Taxi, which delivers food designed to be at peak quality when consumed on restaurant premises.

Certain statements, estimates and forward-looking projections prepared by GourmetStation may not be representative of future outcome. The Registrant makes no representation as to their attainability, nor can any such representation be implied. In addition, because the estimates and assumptions underlying such projections are inherently subject to significant economic, market, and regulatory uncertainty and contingencies, which are difficult or impossible to predict accurately and are beyond the Registrant's control, there is significant risk that the projections will not be realized. Accordingly, actual results may be materially different from those projected.

Legal Proceedings

The Registrant is not aware of any outstanding or ongoing litigation against it. The Registrant discloses the following potential claims:

1. A claim for a 10% membership interest in the LLC and/or damages was asserted against the LLC by a former marketing consultant of the LLC. The claim was under an alleged services contract. The membership interest was to  be  paid  to  the  marketing  consultant  as compensation for marketing
services  rendered  and  to be rendered to the LLC.   While  the  marketing
consultant did provide some services, the vast majority of the services were performed at the request of Ms. Lynes-Miller while she was employed by another entity and prior to the formation of the LLC. None of the work produced was utilized in any way by the LLC, GOURMET or the Registrant. All intellectual property and work product of the marketing consultant in the LLC's possession was returned to the marketing consultant by the LLC. Given the speculative nature of the claim, the fact that all intellectual property and work product was returned to the marketing consultant, and that there has been no correspondence from the consultants, the Registrant cannot determine the materiality of the claim at this time.

2. A claim for membership interest was asserted by a former member of the LLC. Management had removed the member for abandonment of duties to the LLC. Management believes that this claim is groundless and, even if successful, would not materially impact the Registrant or its business.

The Registrant is expected to be involved from time to time in various claims, actions and lawsuits incidental to its business. The Registrant believes the ultimate liability there under, if any, will not have a material affect on the financial condition of the Registrant.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.
---------------------------------

As of the date of the filing of this Current Report on Form 8-K, the Registrant's Independent Auditor has completed the consolidated audit of the historical financial statements of GOURMET that will provide for financial statement requirements prescribed by this Item 7(a).

                         PROVIDENCE CAPITAL V, INC.
                       (A DEVELOPMENT STAGE COMPANY)

                               BALANCE SHEET
                               MARCH 31, 2001

                                   ASSETS

                                      March  31,  2001  December  31, 2000
                                        (UNAUDITED)          (AUDITED)

TOTAL ASSETS                          $         0       $        0


               LIABILITIES AND STOCKHOLDERS' DEFICIT


Current liabilities:
  Accounts payable                     $    1,000              700
  Loan from officers                       18,675           17,975
      TOTAL CURRENT LIABILITIES            19,675           18,675

STOCKHOLDERS' DEFICIT:
  Common stock, $.001 par value;
   50,000,000 shares authorized,
   1,700,000 shares issued and
   outstanding                              1,700            1,700
  Paid in capital                           4,760            4,760
  Preferred stock, $.001 par value,
   50,000,000 shares authorized,
   no shares outstanding
  Deficit accumulated during the
   development stage                      (26,135)         (25,135)
                                        ---------        ---------
      TOTAL STOCKHOLDERS' DEFICIT         (19,675)         (18,675)
                                        ---------        ---------

TOTAL LIABILITIES AND STOCKHOLDERS'
  DEFICIT                               $       0        $       0
                                        =========        =========

                SEE NOTES TO UNAUDITED FINANCIAL STATEMENTS.

                         PROVIDENCE CAPITAL V, INC.
                       (A DEVELOPMENT STAGE COMPANY)

                          STATEMENT OF OPERATIONS
                                (UNAUDITED)
                 THREE MONTHS ENDED MARCH 31, 2001 AND 2000
         AND THE PERIOD FROM NOVEMBER 24, 1999 (DATE OF INCEPTION)
                             TO MARCH 31, 2001

                                  Three Months     Three Months      November  24,1999
                                  Ended            Ended             (Inception) to
                                  MARCH  31, 2001  MARCH 31,  2000   MARCH  31, 2001
REVENUE                           $        0       $        0        $        0

EXPENSES:
  Professional fees                    1,000              900            23,346
  Organization costs                                                      2,789
                                                                     ----------
      TOTAL EXPENSES                   1,000              900            26,135
                                  ----------       ----------        ----------
NET LOSS                          $   (1,000)      $     (900)       $  (26,135)
                                  ==========       ==========        ==========

Loss Per Common Share             $     (.00)      $     (.00)       $     (.02)
                                  ==========       ==========        ==========

                SEE NOTES TO UNAUDITED FINANCIAL STATEMENTS.

                         PROVIDENCE CAPITAL V, INC.
                       (A DEVELOPMENT STAGE COMPANY)

                     STATEMENT OF STOCKHOLDERS' DEFICIT
                                (UNAUDITED)
                 THREE MONTHS ENDED MARCH 31, 2001 AND 2000
         AND THE PERIOD FROM NOVEMBER 24, 1999 (DATE OF INCEPTION)
                             TO MARCH 31, 2001

                                             Common
                                             Stock               Additional
                                        -------------------      Paid in
                                      Shares         Amount      Capital     Deficit
                                      -------        ------      -------     -------
BALANCE AT NOVEMBER 24, 1999                  0      $     0     $     0     $      0

ISSUANCE OF COMMON STOCK:
  Stock issued for services rendered
  at inception                          734,000          734
  Additional paid in capital                                       2,055

Net loss for the period from
  November 24, 1999 through                                                   (18,414)
  December 31, 1999                    ---------     -------     -------     ---------

BALANCE AT DECEMBER 31, 1999            734,000          734       2,055      (18,414)

Net loss for the three months ended
  March 31, 2000                                                                 (900)
                                       ---------     -------     -------     ---------

BALANCE AT MARCH 31, 2000               734,000          734       2,055      (19,314)
  Stock issued for services rendered    966,000          966
  Additional paid in capital                                       2,705

Net loss for the year ended
  December 31, 2000                                                            (5,821)
                                       --------      -------     -------     ---------

BALANCE AT DECEMBER 31, 2000          1,700,000        1,700       4,760      (25,135)

Net loss for the three months ended
  March 31, 2001                                                               (1,000)
                                       --------      -------     -------     ---------

BALANCE AT MARCH 31, 2001             1,700,000      $ 1,700     $ 4,760     $(26,135)
                                      =========      =======     =======     =========

                SEE NOTES TO UNAUDITED FINANCIAL STATEMENTS.

                         PROVIDENCE CAPITAL V, INC.
                       (A DEVELOPMENT STAGE COMPANY)

                          STATEMENT OF CASH FLOWS
                                (UNAUDITED)
                 THREE MONTHS ENDED MARCH 31, 2001 AND 2000
         AND THE PERIOD FROM NOVEMBER 24, 1999 (DATE OF INCEPTION)
                             TO MARCH 31, 2001

                                        Three Months     Three Months     November  24,1999
                                        Ended            Ended            (Inception) to
                                        MARCH  31, 2001  MARCH 31, 2000   MARCH  31, 2001
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                              $       (1,000)  $        (900)   $   (26,135)
  Adjustments to reconcile net loss to
    net cash provided by operating
    activities:
   Services performed for stock                                                 6,460
   Increase in accounts payable                    300             900          1,000
                                        ---------------  -------------    ----------------
     NET CASH PROVIDED BY OPERATING
      ACTIVITIES                                  (700)              0        (18,675)
                                        --------------   -------------    ----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in loan from officers                   700                         18,675
                                        --------------   -------------    ----------------
     NET CASH PROVIDED BY FINANCING
      ACTIVITIES                                   700                         18,675
                                        --------------   -------------    ----------------
INCREASE IN CASH AND CASH EQUIVALENTS                0               0              0

CASH AND CASH EQUIVALENTS, BEGINNING
  OF PERIOD                                          0               0              0
                                        --------------   -------------    ----------------
Cash and cash equivalents, end of
  period                                $            0   $           0    $         0
                                        ==============   =============    ================


                SEE NOTES TO UNAUDITED FINANCIAL STATEMENTS.

                         PROVIDENCE CAPITAL V, INC.
                       (A DEVELOPMENT STAGE COMPANY)

                       NOTES TO FINANCIAL STATEMENTS
                                (UNAUDITED)
                               MARCH 31, 2001


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Development Stage Operations

     PROVIDENCE Capital V, Inc. (a Development Stage Company) (the Company) was incorporated on November 24, 1999, in the State of Colorado. The Company is in the development stage and its intent is to operate as a capital market access corporation and to acquire one or more existing businesses through merger or acquisition. The Company has had no significant business activity to date. The Company has selected the calendar year as its fiscal year. Costs associated with organization have been expensed in accordance with SOP 98-5.


     STOCK-BASED COMPENSATION

     The Company  accounts for stock-based compensation under Statement of Financial Accounting Standards ("SFAS") No. 123 "Accounting for Stock-Based Compensation". The Company accounts for stock-based compensation based on the fair value of the consideration received or the fair value of the stock issued, whichever is more reliably measurable.

     Estimates

     The  preparation  of   the   Company's   financial  statements  in
     conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.


2.   STOCKHOLDERS' EQUITY

     On November 24, 1999, the Company issued seven hundred thirty-four thousand (734,000) shares of its $.001 par value common stock for services, rendered by related parties, valued at their fair market value of $2,789. The shares were issued pursuant to Rule 701 of the Securities Act of 1933 (the "Act") and are restricted securities within the meaning of Rule 144 of the Act.

     On June 15, 2000, the Company issued nine hundred sixty-six thousand (966,000) shares of its $.001 par value common stock for services, rendered by related parties, valued at their fair market value of $3,671. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Act") and are restricted securities within the meaning of Rule 144 of the Act.

     The Company authorized 50,000,000 shares of Series A convertible preferred stock with a par value of $.001 per share. Currently, there are no shares outstanding. Each share of preferred stock can be converted into one share of common stock and each share is entitled to one vote, voting together with the holders of shares of common stock.

                                                                 (CONTINUED)

                         PROVIDENCE CAPITAL V, INC.
                       (A DEVELOPMENT STAGE COMPANY)

                       NOTES TO FINANCIAL STATEMENTS
                                (UNAUDITED)
                               MARCH 31, 2001


3.   RELATED PARTY TRANSACTIONS

     Of the $18,975 of the loan from officers, $15,625 was for legal services rendered in connection with business planning and compliance. Those legal services were rendered by shareholders of the Company. The balance of $3,350 was for accounting services paid by the officers.

     As described in footnote #2 the Company issued common stock for services provided by related parties that are valued at the fair market value of $6,460.



4.   INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company's net deferred tax asset balances are attributable to net operating loss carryforwards. At March 31, 2001, the Company's deferred tax asset consisted of the following:

          Deferred tax asset                      $  7,800
          Valuation allowance                       (7,800)

            Net deferred tax assets recognized on the accompanying
            balance sheets                        $      0


     The components of the income tax provision (benefit) consisted of the following for the periods ended March 31, 2001 and 2000, December 31, 2000 and from November 24, 1999 (inception) to March 31, 2001.

                                                                     November 24,1999
                                 March 31,   March 31, December 31,  (Inception) to
                                 2001        2000      2000          MARCH 31, 2001
Current                          $      0    $      0  $      0      $      0
Deferred                           (1,000)     (1,000)   (7,500)       (7,800)
                                 --------    --------  --------      ---------

Tentative tax provision (benefit)  (1,000)     (1,000)   (7,500)       (7,800)
Change in valuation allowance       1,000       1,000     7,500         7,800
                                 ---------   --------- ---------     ---------
  Net income tax provision
    (benefit)                    $      0    $      0  $      0      $      0
                                 =========   ========= =========     =========

     The Company has a net operating and economic loss carryforward of approximately $18,975 available to offset future federal and state taxable income through 2019 as follows:

      YEAR OF EXPIRATION                             AMOUNT

             2019                                  $18,400
             2020                                  $ 6,700

                                                                 (CONTINUED)

                         PROVIDENCE CAPITAL V, INC.
                       (A DEVELOPMENT STAGE COMPANY)

                       NOTES TO FINANCIAL STATEMENTS
                                (UNAUDITED)
                               MARCH 31, 2001


5.    SUBSEQUENT EVENT

     On March 29, 2001, the merger of Providence Capital V, Inc. and GS-GA (the sole member of, The Gourmet Station, LLC) closed. The delaying effective date of the merger is July 31, 2001.

     On May 18, 2001, in anticipation of the merger, PC reacquired
     950,000 shares of its common stock from its stockholders at its $.001 par value.

     Effective on July 31, 2001 the GS-GA will merge with and into Providence Capital V, Inc. Pursuant to the Plan of Merger, GS-GA will cease to exist and the surviving company, Providence Capital V, Inc. will change its name to Gourmet Station, Inc. The shareholders of the GS-GA will receive 3,250,000 shares (or 81%) of $.001 par value common stock of the Company by converting each share of GS-GA common stock into 3,250 shares of common stock of the Company. The remaining 750,000 shares (or 19%) of the Company are held by the former shareholders of Providence Capital V, Inc. The Merger is accounted for as a reverse acquisition resulting in the common stock of the public company "Acquiree" (Providence Capital V, Inc.) and the retained earnings of the Non-Public "Acquiror" (the Predecessor Company) being carried forward into the Merged Company (GS, the sole member of The Gourmet Station, LLC).

                         INDEPENDENT AUDITOR'S REPORT

To the Members of
The Gourmet Station, LLC
(A Development Stage Company)

We have audited the accompanying balance sheet of The Gourmet Station, LLC
(a development stage company) as of December 31, 2000 and the related statements of operations, changes in members' capital and cash flows for the year ended December 31, 2000 and for the period from June 29, 1999 (Date of Inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 1 to the financial statements, the Company was incorporated on June 29, 1999 and is in the development stage and had minimal operations to date.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Gourmet Station, LLC as of December 31, 2000, and the results of its operations and its cash flows for the year ended December 31, 2000 and for the period from June 29, 1999 (date of inception) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's has suffered recurring losses from operations as a development stage company. This situation raises substantial doubt about its ability to continue as a going concern. The member's plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty


Providence, Rhode Island        /s/ Cayer Prescott Clune & Chatellier, LLP
March 30, 2001                  CAYER PRESCOTT CLUNE & CHATELLIER, LLP

                          THE GOURMET STATION, LLC
                       (A Development Stage Company)

                               BALANCE SHEET
                             DECEMBER 31, 2000

ASSETS
Current assets:
  Cash                                 $     2,654
  Inventory                                 30,216
                                       -----------
      Total current assets                  32,870
                                       -----------

Property and equipment, net                 53,032
                                       -----------
Other assets:
  Deposits                                   2,200
  Trademark, net                             7,636
                                       -----------

      Total other assets                     9,836
                                       -----------

      TOTAL ASSETS                     $    95,738
                                       ===========


                          LIABILITIES AND MEMBERS' CAPITAL



Current liabilities:
  Accounts payable                     $    5,936
  Pending gift certificates                 8,415
  Current portion of lease payable          5,860
  Shareholder loan payable                 15,636
                                       -----------

      Total current liabilities            35,847
                                       -----------

Long-term liabilities:
  Shareholder loan payable                 53,828
  Long-term portion of lease payable        5,292
                                       -----------

      Total long-term liabilities          59,120
                                       -----------

Members' capital                              771

                                       -----------

TOTAL LIABILITIES AND MEMBERS' CAPITAL $   95,738
                                       ===========

SEE NOTES TO FINANCIAL STATEMENTS.

                             THE GOURMET STATION, LLC
                           (A Development Stage Company)

                             STATEMENT OF OPERATIONS
      FOR THE PERIOD JUNE 29, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 2000


                                                                 June 29, 1999
                                            Year Ended          (Inception) to
                                        December 31, 2000      December 31, 2000
Sales                                   $    18,645          $      18,645
Cost of goods sold                           10,768                 10,768
                                        -----------------    -----------------
Gross profit                                  7,877                  7,877
                                        -----------------    -----------------
Selling and administrative expenses:
  Administrative                             48,678                 61,856
  Selling                                   111,977                129,550
                                        -----------------    -----------------
   Total selling and administrative
    expenses                                160,655                191,406
                                        -----------------    -----------------
Net loss                                   (152,778)              (183,529)

Members' capital, beginning of the
 Period                                     153,549                184,300
                                        -----------------    -----------------
Members' capital, end of period         $       771          $         771
                                        =================    =================


SEE NOTES TO FINANCIAL STATEMENTS.

                              THE GOURMET STATION, LLC
                            (A Development Stage Company)

                      STATEMENT OF CHANGES IN MEMBERS' CAPITAL
        FOR THE PERIOD JUNE 29, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 2000


Members' capital, June 29, 1999       $   184,300

Net loss                                  (30,751)

Members' capital, December 31, 1999       153,549

Net loss                                 (152,778)

Members' capital, December 31, 2000   $       771


SEE NOTES TO FINANCIAL STATEMENTS.

                           THE GOURMET STATION, LLC
                         (A Development Stage Company)

                            STATEMENT OF CASH FLOWS
                         YEAR ENDED DECEMBER 31, 2000
              FOR THE PERIOD JUNE 29, 1999 (DATE OF INCEPTION)
                              TO DECEMBER 31, 2000

                                                                   June 29, 1999
                                                      Year Ended  (Inception) to
                                                      December 31,  December 31,
                                                          2000         2000

Cash flows from operating activities:
  Net loss                                             $ (152,778)   $(183,529)
  Adjustments to reconcile net loss to
    net cash provided by operating
    activities:
   Amortization                                               355          355
  Depreciation                                             13,620       14,013
  Increase in inventory                                   (30,215)     (30,215)
  Decrease in accounts receivable                         124,480
  Increase in accounts payable                              5,936        5,936
  Increase in trademark                                    (7,992)      (7,992)
  Increase in deposits                                                  (2,200)
  Increase in gift certificates                             8,415        8,415
                                                       -----------   -----------
      Net cash used by operating activities               (38,179)    (195,217)
                                                       -----------   -----------
Cash flows from investing activities:
  Purchase of property and equipment                      (26,293)     (50,934)
  Shareholder loan payable                                 69,464       69,464
                                                       -----------   -----------
      Net cash provided by investing activities            43,171       18,530
                                                       -----------   -----------

Cash flows from financing activities:
  Principal payments under capital lease obligations       (4,959)      (4,959)
  Contributions from partners                                          184,300
                                                       -----------   -----------
      Net cash provided (used) by financing activities     (4,959)     179,341
                                                       -----------   -----------
Increase in cash and cash equivalents                          33        2,654

Cash and cash equivalents, beginning of period              2,621            0
                                                       -----------   -----------
Cash and cash equivalents, end of period               $    2,654    $   2,654
                                                       ===========   ===========

Supplemental disclosure of cash flow information:
  Cash paid during the period for:
  Interest                                             $    2,122    $   2,122
                                                       ===========   ===========

SEE NOTES TO FINANCIAL STATEMENTS.

                              THE GOURMET STATION, LLC
                            (A Development Stage Company)

                            NOTES TO FINANCIAL STATEMENTS
                                  DECEMBER 31, 2000


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Development Stage Operations

The Gourmet Station, LLC (a Development Stage Company) (the Company) was incorporated on June 29, 1999, in the State of Georgia. The Company is in the development stage and its intent is to engage in the business of providing complete gourmet dinners ordered via the internet and delivered via UPS to upscale customers. The Company has had minimal business activity to date.
The Company has selected the calendar year as its fiscal year. Costs associated with organization have been expensed in accordance with SOP 98-5.

Property and Equipment

Furniture, equipment and leasehold improvements are stated at cost. Depreciation is provided utilizing the straight-line method over their useful lives, generally three to seven years.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) basis.

Estimates

The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

Revenues from gourmet meals sold are recognized when orders are shipped.

Organizational Structure

The Company has been organized as a limited liability company. Under this form or organization, the members are not liable for the debts of the Company. The Company will continue as an LLC until death, dissolution, permanent disability, voluntary withdrawal or dismissal of a members.

Advertising Costs

Advertising expense incurred and included in selling, general, and administrative expenses was approximately $59,422 for the year ended December 31, 2000.

(CONTINUED)

                              THE GOURMET STATION, LLC
                            (A Development Stage Company)

                            NOTES TO FINANCIAL STATEMENTS
                                  DECEMBER 31, 2000


2. GOING CONCERN

The financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the financial statements do not include any adjustments that might be necessary should the Company be unable to continue in existence.

The Company had been in the development stage since its inception in 1999 to present and has incurred substantial cumulative losses from its inception through December 31, 2000 amounting to $183,529. The Company's ability to meet its future obligations is dependent upon the success of its products in the marketplace and its ability to raise capital until the Company's products can generate sufficient operating revenues. These factors raise doubt about the Company's ability to continue as a going concern. The members believe that that actions presently taken and currently being contemplated will provide for the Company to continue as a going concern. Such actions include the generation of revenues from operations, raising capital through debt issuance and additional sales of Company common stock.

3. MEMBERS' CAPITAL

On June 29, 1999, the members contributed $184,300 to the Company. As of December 31, 2000, the members' capital account is $771, which reflects net losses totaling $183,529 from June 29, 1999 (inception) to December 31, 2000.

4. RELATED PARTY TRANSACTIONS

The shareholder loan payable consists of an unsecured loan payable to the managing member with interest payable at 10% per annum. The principal, plus all accrued interest is due and payable in full on March 31, 2002.

5. CASH AND CASH EQUIVALENTS

At December 31, 2000, the carrying amount of the Company's deposits were $2,654 and the bank balance was $5,938. Of the bank balance, $5,938 was covered by federal depository insurance and none was uninsured.

6. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2000:

                 Equipment                       $  61,804
                 Furniture and fixtures              1,349
                 Leasehold improvements              3,892
                                                 ---------
                 Total property and equipment       67,045
                 Less:  accumulated depreciation   (14,013)
                                                 ---------
                 Net property and equipment      $  53,032
                                                 =========

Depreciation expense for the year ended December 31, 2000 was $13,620.

(CONTINUED)

                          THE GOURMET STATION, LLC
                        (A Development Stage Company)

                        NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2000


7. TRADEMARKS

The trademarks are being amortized on a straight-line basis over 15 years. The total amortization for the year ended December 31, 2000 was $355.



8. CAPITAL LEASES

The Company's capital leases consist of a computer equipment lease.

As of December 31, 2000, future minimum rental commitments under capital leases are as follows:


Year Ended
-----------

December 31, 2001               $  7,174
December 31, 2002                  5,261
December 31, 2003                     89
                                --------
Future minimum rental payments    12,524
Interest portion of payments      (1,372)
                                --------
Obligation under capital leases $ 11,152
                                ========

9. INCOME TAXES

No provision is made for income taxes. Taxes are paid by the members on their individual income tax returns based on their percentage of ownership interest.

10. MEMBERSHIP ALLOCATIONS, CLASSES, AND PERCENTAGES OF OWNERSHIP INTEREST

Profits and losses from operations are allocated to the managing member
"Class I" until the cumulative profits allocated are equal to the cumulative losses allocated. The profits and losses from operations will then be allocated to the second, third, fourth, fifth, and sixth members to "Class I" according to their percentages of ownership interest.

Below are the percentages of ownership interest and members:


                                                         Percentage of
Members                             Class                Ownership Interest
---------------------               --------------       -------------------
Donna Lynes-Miller
Managing                            Class I               57.7450
Jeffrey J. Miller                   Second to Class I     14.0850
William E. Byrd                     Third to Class I       7.0425
Cohen & Caproni, LLC                Fourth to Class I      7.0425
Blue Marble Media, Inc.             Fifth to Class I       7.0425
Mitchell Conrad Family, L.P.        Sixth to Class I       7.0425
                                    -------------------
                                    Total                100.0000

(CONTINUED)

                            THE GOURMET STATION, LLC
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2000


11. OPERATING LEASE

In December 1999, the Company entered into a lease agreement for a fulfillment center under an operating lease that expires in December 2002. Total rent expense for the year ended December 31, 2000 amounted to approximately $19,800. The lease payments will increase at a rate of 5 percent per year for the term of the lease.

Minimum future lease payments are as follows:

2001            $ 20,790
2002              21,830
Total           $ 42,620

12. SUBSEQUENT EVENTS

On January 5, 2001, the members of the Gourmet Station, LLC acquired all of the 1,000 outstanding shares, of the 10,000 shares authorized, of no par value common stock of GS Operations Corp., a Georgia corporation, and transferred to GS Operations Corp., as their capital contributions 100 percent of the members' interests of The Gourmet Station, LLC. The name of the corporation is GS Operations Corp., d/b/a through its wholly owned LLC, The Gourmet Station, LLC.

On July 31, 2001, GS Operations Corp. will close a merger with Providence Capital V, Inc. (Providence), a Colorado corporation. The merger is accounted for as a reverse merger under generally accepted accounting principles wherein GS Operations Corp. stockholders will retain a majority interest in the surviving entity. Providence will issue three million, two hundred fifty thousand (3,250,000) restricted shares of common stock to allow for the conversion of the outstanding shares of GS Operations Corp. common stock to be converted on a basis of three thousand, two hundred fifty shares (3,250) for each share of GS OPERATIONS Corp. common stock issued and outstanding. Providence Capital V, Inc., designated as the surviving corporation in the merger, will change its name to Gourmet Station, Inc. Upon completion of the merger, GS Operations Corp. shareholders will own 81.25% of the 4,000,000 fully diluted, issued and outstanding common shares of the surviving corporation.

(CONCLUDED)

FORWARD LOOKING STATEMENTS

This Form 8-K, Current Report, includes a number of forward-looking statements that reflect Management's current views with respect to future events and financial performance. Those statements include statements regarding the intent, belief or current expectations of the Registrant and members of its management team as well as the assumptions on which such statements are based.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

The Registrant undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in the future operating results over time. The Registrant believes that its assumptions are based upon reasonable data derived from and known about its business and operations and the business and operations of GOURMET. No assurances are made that actual results of operations or the results of the Registrant's future activities will not differ materially from its assumptions.

(b) Pro Forma Financial Information.

The pro forma financial statement required by this Item 7(b) will be filed no later than December 31, 2000.

                               EXHIBIT INDEX

      Exhibit No.              Exhibit

x     2.1(a)                   Amendment to Agreement and Plan of Merger with
                               Providence

x     2.2(a)                  Agreement and Plan of Merger with PROVIDENCE

x     2.3(a)                  GOURMET/PROVIDENCE Articles of Merger

#     3(a)                     Articles of Incorporation

#     3(b)                     Bylaws

#     4(a)                     Agreements Defining Certain
                               Rights of Shareholders

#     4(b)                     Specimen Stock Certificate

x     5.10                     Legal Opinions (Nadeau & Simmons, P.C.)

                               Investment Representation Letter

      7                        Not applicable

      9                        Not applicable


      11                       Not applicable

      14                       Not applicable

      16                       Not applicable

      21                       Not applicable

x     23.1                     Consent of Counsel
                               (contained in Exhibit 5.1)

##    24.1                     Consent of CPA.

      27                       Financial Data Schedule

      28                       Not applicable

##    99.1                     Safe Harbor Compliance Statement
____________________________
x     filed herewith

#     previously filed

## incorporated herein by reference from Registrant's Definitive Information Statement, filed on Schedule 14C on July 3, 2001.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 8-K and has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Atlanta, Georgia on the 1st day of August, 2001.


GOURMET STATION, INC.

By:  /s/ Donna Lynes-Miller

________________________________
DONNA LYNES-MILLER,
President, CEO and Director

Date: August 1, 2001


Pursuant to the requirements of the Securities Exchange Act of 1934, this Current Report on Form 8-K has been signed below by the following persons in the capacities and on the dates indicated.

Signature                Title                         Date

/s/ Dona Lynes-Miller    President, CEO                August 1, 2001
                         & Director


                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Donna Lynes-Miller, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for then and in their name, place and stead, in any and all capacities, to sign any and all amendments this current report and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Exchange Act of 1934, this current report has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                   TITLE                          DATE
----------------            ---------------                --------------

/s/ Albert Caproni, III

ALBERT CAPRONI, III         Secretary                      August 1, 2001

/s/ Jeffrey J. Miller

JEFFREY J. MILLER           Director                       August 1, 2001
